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                                                                    EXHIBIT 11.1

                       CALCULATION OF EARNINGS PER SHARE
                   FOR THE THREE MONTHS AND NINE MONTHS ENDED
                   SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996

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                                                        THREE MONTHS      THREE MONTHS       NINE MONTHS     NINE MONTHS
                                                            ENDED             ENDED             ENDED           ENDED
                                                       SEPT. 27, 1997    SEPT. 28, 1996    SEPT. 27, 1997  SEPT. 28, 1996
-----------------------------------------------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . . . . . . . . . .     $1,606,923       $1,395,676        $4,819,677    $3,965,342
                                                           ==========       ==========        ==========    ==========
Common and common equivalent shares:
      Weighted average number of
      common shares outstanding
      during the period. . . . . . . . . . . . . . . .      5,708,583        5,504,280         5,672,689     5,463,983

      Common shares issuable upon exercise
          of outstanding stock options
               Primary . . . . . . . . . . . . . . . .        246,521          435,786           284,232       437,592
               Fully diluted . . . . . . . . . . . . .        246,521          438,985           284,232       455,596

      Common and common equivalent shares
          outstanding during the period
               Primary . . . . . . . . . . . . . . . .      5,955,104        5,940,066         5,956,921     5,901,575
                                                            =========        =========         =========     =========
               Fully diluted . . . . . . . . . . . . .      5,955,104        5,943,265         5,956,921     5,919,579
                                                            =========        =========         =========     =========
Earnings per share data
      Net income per common and common
          equivalent shares
               Primary . . . . . . . . . . . . . . . .       $   0.27         $   0.23          $   0.81     $   0.67
               Fully diluted . . . . . . . . . . . . .       $   0.27         $   0.23          $   0.81     $   0.67
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